Exhibit 99.1

Medgenics, Inc.
(“Medgenics” or the “Company”)

Medgenics Announces Additional Exercise by Underwriters of Over-Allotment Option

Misgav, Israel and Vienna, VA – May 3, 2011 - Medgenics, Inc. (NYSE Amex: MDGN and MDGN.W and London Stock Exchange - AIM: MEDG and MEDU), the company that has developed a novel technology for the sustained manufacture and delivery of therapeutic proteins continuously in patients using their own tissue, today announced that, in connection with its previously announced initial public offering in the U.S. (“U.S. IPO”), the underwriters have exercised their option to purchase an additional 164,100 shares of Common Stock, $0.0001 par value per share, at the public offering price of $4.54 per share.

With this partial exercise of the over-allotment option, the net proceeds to Medgenics from the U.S. IPO are approximately $10.9 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. The underwriters’ over-allotment option will expire on May 21, 2011.

Following this exercise of the over-allotment option, Medgenics has sold 2,624,100 shares of Common Stock and 2,829,000 redeemable Common Stock purchase warrants (the “Warrants”) in its U.S. IPO, and currently has 9,551,567 shares of Common Stock outstanding. The Common Stock and the Warrants are listed on NYSE Amex under the trading symbol "MDGN" and "MDGN.W," respectively. The Common Stock is also admitted for trading on the AIM market of the London Stock Exchange under the symbols MEDG and MEDU.  The 164,100 shares of Common Stock being issued in connection with this exercise of the over-allotment option are expected to be admitted to AIM on May 9, 2011.

Roth Capital Partners acted as the sole book-running manager for the initial public offering and Maxim Group LLC acted as co-lead manager.

Medgenics intends to use the proceeds from its U.S. IPO for product development activities, including clinical trials of its product candidates EPODURE to treat anemia in chronic kidney disease, INFRADURE to treat hepatitis C and HEMODURE to treat hemophilia, for patent maintenance fees and intellectual property support and for working capital and other general corporate purposes, which may include the acquisition or licensing of complementary technologies, products or business.

A registration statement relating to the Common Stock and the Warrants was declared effective by the Securities and Exchange Commission on April 6, 2011.  Electronic copies of the prospectus may be obtained, when available, at the Securities and Exchange Commission’s website at http://www.sec.gov/ and on the Company’s website (www.medgenics.com). Copies of the prospectus may also be obtained from Roth Capital Partners, LLC Equity Capital Markets, 24 Corporate Plaza, Newport Beach, CA 92660, at 800-678-9147 and rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Medgenics

For further information, contact:

Medgenics, Inc. Dr. Andrew L. Pearlman Leslie Wolf-Creutzfeldt 646-284-9472 Leslie.wolf-creutzfeldt@grayling.com Grayling NY	Phone: +972 4 902 8900
De Facto Communications Mike Wort Anna Dunphy	Phone: +44 207 861 3838
Religare Capital Markets (Nomad) James Pinner Derek Crowhurst	Phone: +44 207 444 0800
SVS Securities plc (Joint Broker) Alex Mattey Ian Callaway	Phone: +44 207 638 5600
Nomura Code Securities (Joint Broker) Jonathan Senior	Phone: +44 207 776 1219

Notes to Editors:

Medgenics is a medical technology and therapeutics company focused on providing sustained protein therapies, having developed its unique tissue-based Biopump platform technology to provide sustained-action protein therapy for the treatment of a range of chronic diseases using the patient’s own tissue.  The Company has reported proof of concept of the Biopump approach in a Phase I/II clinical trial in its first clinical application, treatment of anemia due to renal failure, where a single administration of Biopumps producing erythropoietin has demonstrated sustained anemia treatment in 14 patients to date, most showing 6 months or more of safe and sustained treatment, and one more than 2 years. The first revenue generating commercial deal was negotiated in late 2009 for development of a Biopump producing clotting Factor VIII to treat hemophilia.  The Company intends to seek additional deals with various strategic partners to further develop the Biopump platform technology for a range of clinical applications.

Biopumps are made using needle biopsies taken from the lower layer of the patient's skin under local anesthetic, and processed during 10-14 days to become 30 mm long tissue biofactories, or Biopumps, producing the required protein.  The requisite number of Biopumps are injected 1-2mm under the patient's skin, where they heal in place and can provide sustained protein production and delivery for many months.  The Company believes that delivery can be reversed or down-dosed by ablation or removal of one or all Biopumps. The Company is developing the Biopump to provide substantially greater safety and reliability in protein treatment in a more cost effective manner than experienced with the existing injected protein therapies.  Medgenics currently has three products in development based on this technology, addressing the indications of:

 - Anemia - using EPODURE, a Biopump producing erythropoietin (EPO)

 - Hepatitis-C - using INFRADURE - a Biopump producing interferon-alpha (IFN-a)

 - Hemophilia – using HEMODURE - a Biopump producing clotting Factor VIII

The Company is completing its  Phase I/II clinical trial using EPODURE to treat anemia in patients with chronic kidney disease. Designed to produce and deliver a therapeutic dose of EPO steadily for six months or more, EPODURE Biopumps have delivered EPO in all 14 patients treated to date, and provided effective anemia treatment for 6 months or more in most patients treated, with the longest continuing for 29 months or more.  The Company is now preparing for a Phase I/II trial of INFRADURE for treatment of hepatitis C, where the treatment has potential to provide the benefits of interferon-alpha treatment, but with much reduced side effects caused by the high concentrations of bolus injections and their resulting side effects.  The Company hopes to launch the first INFRADURE trial for hepatitis C during the coming year.

Medgenics intends to develop its innovative products and bring them to market via multiple strategic partnerships with major pharmaceutical and/or medical device companies. In addition to treatments for anemia, hepatitis C and hemophilia, Medgenics plans to develop and/or out-license a pipeline of future Biopump products targeting the large and rapidly growing global protein therapy market, which was estimated to have reached US $95 billion by the end of 2010. Other potential applications of Biopumps producing various proteins include multiple sclerosis, arthritis, pediatric growth hormone deficiency, obesity, and diabetes, as well as rare diseases.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Ace of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations.  The Company intends that such forward-looking statements be subject to the safe harbors created by such laws.  Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.